EXHIBIT 23

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of EMS Find, Inc., of our report dated September 28, 2015 on our audit of the financial statements of EMS Find, Inc. as of June 30, 2015, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

September 27, 2016